UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - April 4, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 9.01 (c)	Financial Statements and Exhibits
99: Press Release of Peoples Financial Services Corp., regarding Dividend Declarations

EXHIBIT INDEX

Exhibit		Page Number in Manually Signed Original
99	Press Release of Peoples Financial Services Corp., regarding Dividend Declarations	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	/s/	Debra E. Dissinger

Dated: April 4, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: April 4, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: April 4, 2005		By: John W. Ord
President & CEO

	/s/	Joseph M. Ferretti

Dated: April 4, 2005		By: Joseph M. Ferretti
Vice President/Chief Credit Officer

Exhibit 99

PRESS RELEASE

PEOPLES FINANCIAL SERVICES CORP. DECLARES DIVIDENDS

To commemorate the 100th Anniversary of Peoples National Bank, the Board of Directors has declared a special cash dividend of $1.00 per share. This dividend will be paid on May 2, 2005 (the bank opened for business on May 1, 1905) to shareholders of record on April 15, 2005. President and CEO, Jack Ord, stated that the Board felt a special dividend was appropriate to thank shareholders for their support of the Company and its wholly owned subsidiary, Peoples National Bank. The amount of $1.00, or 100 cents, is significant in that it represents the 100 years that the Bank has been in existence.

The Board of Directors also declared a regular quarterly dividend of $0.19 (nineteen cents) per share. This dividend will be paid on May 16, 2005 to shareholders of record on April 29, 2005.

Peoples Financial Services Corp., Hallstead, Pennsylvania, is the parent company of Peoples National Bank, an independent community bank with eight community offices. The community office locations are: Hallstead, Hop Bottom, Susquehanna, and Montrose, in Susquehanna County, Pennsylvania; Nicholson, Tunkhannock, and Meshoppen, in Wyoming County, Pennsylvania; and Conklin, in Broome County, New York.